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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 21, 2002, relating to the financial statements, which appears in Advanced Magnetics, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2002. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP PricewaterhouseCoopers LLP
Boston, MA July 30, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS